Exhibit 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2021 and 2020

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Ernst & Young AG Maagplatz 1 P.O. Box 8005 Zurich	Phone: +41 58 286 31 11 Fax: +41 58 286 30 04 www.ey.com/ch

To the General Meeting of	Zurich, February 23, 2022
Transocean Ltd., Steinhausen

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the accompanying financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes, for the year ended December 31, 2021.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with Swiss law and Swiss Auditing Standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system.  An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion In our opinion, the financial statements for the year ended December 31, 2021 comply with Swiss law and the company’s articles of incorporation.

Report on key audit matters based on the circular 1/2015 of the Federal Audit Oversight Authority

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For each matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the Auditor’s responsibility section of our report, including in relation to these matters. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements. The results of our audit procedures, including the procedures performed to address the matters below, provide the basis for our audit opinion on the financial statements.

Impairment assessment of investments in subsidiaries
Area of emphasis

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See Note 3 to these financial statements for Transocean Ltd.’s disclosures related to investment in subsidiaries.

Our audit response

Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Our audit procedures did not lead to any reservations regarding the impairment assessment of investments in subsidiaries.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a para. 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Reto Hofer	/s/ Ralph Petermann
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2021		2020
Income
Guarantee fee income	chf	254	chf	1,411
Financial income		—		2
Dividend income		26,876		147,653
Total income		27,130		149,066

Costs and expenses
General and administrative		16,361		14,380
Loss on currency exchange		3,505		861
Financial expense		30,866		33,275
Total costs and expenses		50,732		48,516

Loss on impairment		(272,810)		(3,940,489)
Direct taxes		—		(270)

Net loss for the year	chf	(296,412)	chf	(3,840,209)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(In thousands)

	December 31,
	2021		2020
Assets
Cash	chf	6,200	chf	1,071
Receivables from subsidiaries		13,861		17,590
Other current assets		2,034		3,670
Total current assets		22,095		22,331

Investment in subsidiaries		4,200,876		4,473,374

Property and equipment		1,126		1,092
Less accumulated depreciation		1,126		1,092
Property and equipment, net		—		—

Other non-current assets		969		862
Total non-current assets		4,201,845		4,474,236
Total assets	chf	4,223,940	chf	4,496,567

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	15,199	chf	2,363
Interest payable to subsidiaries		65,338		41,482
Other current liabilities		3,444		1,247
Total current liabilities		83,981		45,092

Long-term interest bearing notes payable to subsidiary		1,649,193		1,763,798
Long-term lease liabilities		454		511
Deferred gains on foreign exchange translation		149,607		204,801
Total non-current liabilities		1,799,254		1,969,110

Share capital		72,817		63,967
Statutory capital reserves from capital contribution		4,099,358		11,953,457
Statutory capital reserves from capital contribution for shares held by subsidiaries		79,977		79,976
Free capital reserves from capital contribution		9,500,000		1,500,000
Accumulated loss
Accumulated loss brought forward from previous years		(11,115,035)		(7,274,826)
Net loss for the year		(296,412)		(3,840,209)
Total shareholders’ equity		2,340,705		2,482,365
Total liabilities and shareholders’ equity	chf	4,223,940	chf	4,496,567

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Services GmbH, and Transocean Quantum Holdings Limited, our direct wholly owned subsidiaries.  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed on the New York Stock Exchange.  At December 31, 2021 and 2020, we had fewer than 10 full-time employees.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”).  Since we have prepared our consolidated financial statements in accordance with U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.  Our financial statements may be influenced by the creation and release of excess reserves.

Currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in non-Swiss currencies using the year-end currency exchange rates, except prior-year transactions for our investments in subsidiaries and our shareholders’ equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in non-Swiss currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2021	2020	2021	2020
CHF / USD	0.91	0.95	0.91	0.89
CHF / GBP	1.25	1.21	1.24	1.21
CHF / EUR	1.08	1.07	1.04	1.08

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.  We defer net unrealized currency exchange and translation gains.

Cash—We hold cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

Note 3—Investment in Subsidiaries

Direct Investments—Our direct investments in subsidiaries were as follows (in thousands, except percentages):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2021		2020
Transocean Inc.	Holding	Cayman Islands	100%	usd	3,192	chf	4,200,768	chf	4,473,266
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20	chf	108	chf	108
Transocean Quantum Holdings Limited	Holding	Cayman Islands	100%	usd	—	chf	—	chf	—

On July 16, 2020, we contributed USD 1 to Transocean Quantum Holdings Limited (TQHL), a Cayman Islands company limited by shares, formed to own and hold other entities.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Impairments—In the years ended December 31, 2021 and 2020, as a result of our annual impairment test, we determined that the carrying amount of our investments in subsidiaries was impaired, and, as a result, we recognized a loss of CHF 272 million and CHF 3.94 billion, respectively, associated with the impairment of our investment in Transocean Inc.

Principal indirect investments—Our principal indirect investments in subsidiaries were as follows:

December 31, 2021			December 31, 2020
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Inc.	British Virgin Islands	100%	Deepwater Pacific 1 Inc.	British Virgin Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex International Inc.	Cayman Islands	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Asset Holdings 1 Limited	Cayman Islands	100%	Transocean Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Asset Holdings 2 Limited	Cayman Islands	100%	Transocean Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Asset Holdings 3 Limited	Cayman Islands	100%	Transocean Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Conqueror Limited	Cayman Islands	100%	Transocean Conqueror Limited	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Cayman Islands	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Financing GmbH	Switzerland	100%	Transocean Financing GmbH	Switzerland	100%
Transocean Guardian Limited	Cayman Islands	100%	Transocean Guardian Limited	Cayman Islands	100%
Transocean Holdings 1 Limited	Cayman Islands	100%	Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Cayman Islands	100%	Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Cayman Islands	100%	Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
Transocean Offshore Holdings Limited	Cayman Islands	100%	Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Cayman Islands	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
Transocean Phoenix 2 Limited	Cayman Islands	100%	Transocean Phoenix 2 Limited	Cayman Islands	100%
Transocean Pontus Limited	Cayman Islands	100%	Transocean Pontus Limited	Cayman Islands	100%
Transocean Poseidon Limited	Cayman Islands	100%	Transocean Poseidon Limited	Cayman Islands	100%
Transocean Proteus Limited	Cayman Islands	100%	Transocean Proteus Limited	Cayman Islands	100%
Transocean Quantum Management Limited	Cayman Islands	100%	Transocean Quantum Management Limited	Cayman Islands	100%
Transocean Sentry Limited	Cayman Islands	100%	Transocean Sentry Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Worldwide Inc.	Cayman Islands	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%
Triton Voyager Asset Leasing GmbH	Switzerland	100%	Triton Voyager Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2020, we formed Transocean Sub Asset Holdings 1 Limited, Transocean Sub Asset Holdings 2 Limited and Transocean Sub Asset Holdings 3 Limited to own and hold other entities.  Additionally, we formed Transocean Quantum Management Limited to manage the operations of certain of our drilling rigs.  We also declared Triton Voyager Asset Leasing GmbH a principal indirect investment, as it acquired certain of our drilling rigs in the year ended December 31, 2020.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Shareholders’ Equity

Overview—Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Statutory capital reserves				Free reserves
	Shares	Amount		from capital contribution		from capital contribution for shares held by subsidiaries (a)		Free capital reserves from capital contribution		Accumulated loss		Total shareholders’ equity
Balance at December 31, 2019	617,971	chf	61,797	chf	11,953,444	chf	79,973	chf	1,500,000	chf	(7,274,826)	chf	6,320,388
Shares issued to Transocean Inc.	21,703		2,170		—		—		—		—		2,170
Shares issued for exchanged debt	2		—		16		—		—		—		16
Own share transactions	—		—		(3)		3		—		—		—
Net loss for the year	—		—		—		—		—		(3,840,209)		(3,840,209)
Balance at December 31, 2020	639,676		63,967		11,953,457		79,976		1,500,000		(11,115,035)		2,482,365
Shares issued to Transocean Inc.	88,500		8,850		—		—		—		—		8,850
Release of statutory capital reserves from capital contribution	—		—		(8,000,000)		—		8,000,000		—		—
Shares issued under at-the-market equity offering	—		—		145,899		—		—		—		145,899
Shares issued for exchanged debt	—		—		3		—		—		—		3
Own share transactions	—		—		(1)		1		—		—		—
Net loss for the year	—		—		—		—		—		(296,412)		(296,412)
Balance at December 31, 2021	728,176	chf	72,817	chf	4,099,358	chf	79,977	chf	9,500,000	chf	(11,411,447)	chf	2,340,705

a)	The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly through Transocean Inc. During the years ended December 31, 2021 and 2020, Transocean Inc. withheld 418 and 1,784 own shares, respectively, through a broker arrangement in satisfaction of withholding taxes due by our employees upon the vesting of equity awards granted under our long-term incentive plan. See Note 5—Own Shares.

Authorized share capital—During the year ended December 31, 2021, our board of directors approved out of authorized share capital the issuance of 88.5 million of our shares, par value CHF 0.10 each, for an aggregate value of USD 10 million, equivalent to CHF 9 million, earmarked for the ATM Program.  In May 2020, our board of directors approved out of authorized share capital the issuance of 21.7 million of our shares, par value CHF 0.10 each, for an aggregate value of USD 2 million, equivalent to CHF 2 million.  At December 31, 2021, based on shareholder approval dated May 27, 2021, the remaining authority of our board of directors to issue shares out of authorized share capital is limited to a maximum of 163.2 million shares.  Our board of directors is authorized to withdraw or limit the subscription rights of shareholders under certain circumstances with respect to a maximum of 26.1 million shares and to allot them to individual shareholders or other parties.

In May 2021, we received a deposit of CHF 5.4 million in our capital increase account from Transocean Inc.  In October 2021, we issued to Transocean Inc. shares with par value of CHF 4.2 million.  At December 31, 2021, we hold CHF 5.4 million of freely available funds in an escrow account, recorded in cash, and we have a liability of CHF 1.2 million, payable to Transocean Inc. and recorded in accounts payable to subsidiaries, for the unused balance.

Conditional share capital—Our articles of association provide for a conditional share capital that permits us to issue up to 142.4 million additional shares, under the following circumstances, without obtaining additional shareholder approval:

(1)	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or
(2)	in connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.  In the years ended December 31, 2021 and 2020, we issued 291 shares and 1,751 shares, respectively, out of conditional share capital to holders that exercised their options to exchange the 0.50% exchangeable senior bonds due 2023 into our shares.  In March 2019, we and Transocean Inc. entered into an option agreement, pursuant to which we granted Transocean Inc. the right to acquire 12.0 million shares from us to satisfy obligations under our share-based compensation plans.  In March 2019, we issued to 1.4 million shares out of conditional share capital to Transocean Inc. upon partial exercise of its right to acquire our shares under the option agreement in exchange for USD 12 million, equivalent to CHF 12 million.  At December 31, 2021 and 2020, our board of directors were authorized to issue up to a maximum of 142.4 million shares out of conditional share capital.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Share issuance—In June 2021, we commenced an at-the-market equity offering (the “ATM Program”) with no expected expiration.  On June 14, 2021, we entered into an equity distribution agreement with a sales agent for the offer and sale of our shares, with up to a maximum aggregate net offering price of USD 400 million, equivalent to CHF 360 million, under the ATM Program.  We intend to use the net proceeds from the ATM Program for general corporate purposes, which may include, among other things, the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, investments, and additional balance sheet liquidity.  In the year ended December 31, 2021, we received aggregate cash proceeds of USD 158 million, equivalent to CHF 146 million, net of issue costs, for the aggregate sale of 36.1 million shares, under the ATM Program.

Qualified capital loss—As of December 31, 2020, our balance sheet presented a qualified loss since our net assets cover less than 50 percent of our statutory share capital and statutory capital reserves.  Under Swiss law, if assets cover less than 50 percent of our statutory share capital and statutory capital reserves, the board of directors must propose measures to address such a capital loss.  In May 2021, shareholders at our 2021 annual general meeting approved the release of CHF 8.00 billion of statutory capital reserves from capital contribution for allocation to free capital reserves from capital contribution, thereby remediating the qualified capital loss and reducing the statutory capital reserves from capital contribution, which, unlike free capital reserves, are part of the equity capital against which excess coverage is measured.

Note 5—Own Shares

Overview—The following is a summary of changes in the registered shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of shares issued
Balance at December 31, 2019	6,067	617,971	0.98%
Transfers under share-based compensation plans	(3,267)
Shares issued to Transocean Inc.	21,703
Balance at December 31, 2020	24,503	639,676	3.83%
Transfers under share-based compensation plans	(4,399)
Shares released from escrow	123
Shares issued to Transocean Inc.	88,500
Shares issued under at-the-market equity offering	(36,089)
Shares issued in prior period	33
Balance at December 31, 2021	72,671	728,176	9.98%

Shares held by subsidiaries—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares through equity offerings.  In the years ended December 31, 2021 and 2020, we transferred 4.4 million and 3.3 million shares, respectively, at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans.  In the years ended December 31, 2021 and 2020, we received cash proceeds of less than CHF 1 million for own shares transferred in exchange for equity awards exercised or withheld for taxes under our share-based compensation plans.  At December 31, 2021 and 2020, Transocean Inc. held 72.6 million and 24.5 million of our shares, respectively.

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.50 billion. At December 31, 2021, the authorization remaining under the share repurchase program was for the repurchase of our outstanding shares for an aggregate cost of up to CHF 3.24 billion.  The share repurchase program may be suspended or discontinued by our board of directors or company management, as applicable, at any time.

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

December 31, 2021			December 31, 2020
Name	Number of shares	Percentage of issued share capital	Name	Number of shares	Percentage of issued share capital
The Vanguard Group	51,597	7.87%	The Vanguard Group	55,619	9.04%
PRIMECAP Management Company	47,524	7.25%	PRIMECAP Management Company	48,543	7.89%
			BlackRock, Inc	43,406	7.04%
Frederik W. Mohn / Perestroika AS	46,213	7.05%	Frederik W. Mohn / Perestroika AS	33,237	5.40%

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares held by members of our board of directors—The members of our board of directors held shares, including shares held privately, as follows:

	December 31, 2021		December 31, 2020
Name	Vested shares and unvested share units	Stock options and conversion rights	Vested shares and unvested share units	Stock options and conversion rights
Chadwick C. Deaton	383,050	—	311,991	—
Glyn A. Barker	254,785	—	200,521	—
Vanessa C.L. Chang	297,427	—	351,244	—
Frederico F. Curado	254,785	—	200,521	—
Tan Ek Kia (a)	—	—	210,031	—
Vincent J. Intrieri	270,025	—	215,761	—
Samuel J. Merksamer	260,761	—	206,497	—
Frederick W. Mohn (b)	46,213,271	34,618,147	33,236,859	34,619,801
Edward R. Muller	285,951	—	231,687	—
Margareth Øvrum	54,264	—	—	—
Diane de Saint Victor	162,446	—	98,182	—
Jeremy D. Thigpen	5,386,489	1,212,621	3,617,211	1,212,621
Total	53,823,254	35,830,768	38,880,505	35,832,357

a)	Mr. Tan retired from the board, effective May 27, 2021.
b)	Mr. Mohn and his affiliates hold conversion rights associated with the Exchangeable Bonds.

Shares held by members of our executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operations Officer.  The members of our executive management team held shares, including shares held privately, and conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2021					December 31, 2020
Name	Number of shares held	Number of granted share units vesting in 2022	Number of granted share units vesting in 2023	Number of granted share units vesting in 2024	Total shares and share units	Number of shares held	Number of granted share units vesting in 2021	Number of granted share units vesting in 2022	Number of granted share units vesting in 2023	Total shares and share units
Jeremy D. Thigpen	1,327,579	1,611,342	1,760,272	362,319	5,061,512	886,710	810,284	1,249,023	363,637	3,309,654
Mark L. Mey	581,024	612,200	643,048	130,435	1,966,707	411,772	312,539	481,766	140,259	1,346,336
Keelan I. Adamson	286,371	481,730	532,736	109,904	1,410,741	176,911	220,364	371,827	109,091	878,193
Total	2,194,974	2,705,272	2,936,056	602,658	8,438,960	1,475,393	1,343,187	2,102,616	612,987	5,534,183

The number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.  Total shares exclude vested but unissued shares for share units granted from 2019 to 2021, which are expected to be issued in the first quarter of 2022.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2021					December 31, 2020
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2022	Number of granted stock options vesting in 2023	Number of granted stock options vesting in 2024	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2021	Number of granted stock options vesting in 2022	Number of granted stock options vesting in 2023	Total vested and unvested stock options
Jeremy D. Thigpen	1,068,588	144,033	—	—	1,212,621	814,906	253,682	144,033	—	1,212,621
Mark L. Mey	430,041	55,556	—	—	485,597	332,191	97,850	55,556	—	485,597
Keelan I. Adamson	252,041	37,037	—	—	289,078	197,506	58,027	37,037	—	292,570
Total	1,750,670	236,626	—	—	1,987,296	1,344,603	409,559	236,626	—	1,990,788

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2021			December 31, 2020
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Board members	1,646,392	chf	5,433,619	1,012,209	chf	1,331,979
Executive management team	3,528,383		11,625,713	3,218,182		4,774,105
Employees	26,221		84,589	23,458		30,869
Total	5,200,996	chf	17,143,921	4,253,849	chf	6,136,953

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 7—Guarantees, Contingencies and Commitments

Transocean Inc. and certain indirect subsidiaries’ debt obligations—Transocean Inc., Transocean Guardian Limited, Transocean Phoenix 2 Limited, Transocean Pontus Limited, Transocean Poseidon Limited, Transocean Proteus Limited and Transocean Sentry Limited have each issued certain debt securities or entered into other credit arrangements, including notes, bank credit agreements, debentures, surety bonds and letters of credit.  We agreed to guarantee certain of these debt securities or other credit arrangements in exchange for a guarantee fee from our subsidiaries.  With certain exceptions under the indentures of the debt securities issued by our subsidiaries, we are not subject to significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2021 and 2020, the aggregate carrying amount of debt that we have guaranteed was USD 6.89 billion and USD 7.43 billion, respectively, equivalent to approximately CHF 6.28 billion and CHF 6.58 billion, respectively.  In the years ended December 31, 2021 and 2020, we recognized guarantee fee income of CHF 1 million.

Surety bond performance obligations—On August 18, 2020, we provided a guarantee in favor of our subsidiaries issuing or reinsuring or procuring the issue or reinsurance of surety bonds in Brazil.  At December 31, 2021, our guarantee was in support of $53 million of outstanding surety bonds.

Swiss group value added tax obligations—We are one of a group of Swiss entities that are jointly and severally liable for the entire Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 8—Related Party Transactions

Credit agreements—On June 1, 2011, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 2.00 billion revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2021 and 2020, we had borrowings of USD 4 million and USD 92 million, respectively, equivalent to approximately CHF 4 million and CHF 81 million, respectively, outstanding under the revolving credit facility at a rate of 1.25 percent.

On November 30, 2018, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 1.20 billion revolving credit facility, which is scheduled to expire on December 5, 2024.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2021 and 2020, we had borrowings of USD 1.13 billion and USD 1.20 billion, equivalent to CHF 1.03 billion and CHF 1.06 billion, respectively, outstanding under the credit facility at an interest rate of 1.25 percent.

Exchangeable notes—On February 26, 2021, we issued to Transocean Inc. USD 294 million aggregate principal amount of an exchangeable loan note (the “4.0% note”) with interest payable semiannually at a rate of 4.0 percent per annum in a non-cash exchange for USD 323 million aggregate principal amount of the 0.5 percent loan note.  The 4.0% note may be converted at any time prior to the maturity date at an exchange rate of 190.4762 shares per USD 1,000 note, which implies a conversion price of USD 5.25 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 4.0% note upon the occurrence of certain events.  At December 31 2021, the outstanding principal amount of the 4.0% note was USD 294 million, equivalent to approximately CHF 268 million.

On August 14, 2020, we issued to Transocean Inc. USD 238 million aggregate principal amount of an exchangeable loan note (the “2.5% note”) with interest payable semiannually at a rate of 2.5 percent per annum in a non-cash exchange for USD 397 million aggregate principal amount of the 0.5 percent loan note.  The 2.5% note may be exchanged at any time prior to the maturity date at an exchange rate of 162.1626 shares per USD 1,000 note, which implies a conversion price of USD 6.17 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 2.5% note upon the occurrence of certain events.  At December 31, 2021 and 2020, the outstanding principal amount of the 2.5% note was USD 238 million, equivalent to approximately CHF 217 million and CHF 210 million, respectively.

In the year ended December 31, 2018, we issued to Transocean Inc. USD 863 million aggregate principal amount of an exchangeable loan note, as amended (the “0.5% note”), with interest payable at maturity at a rate of 0.50 percent per annum.  The 0.5% note may be exchanged at any time prior to the maturity date at an exchange rate of 97.29756 shares per USD 1,000 note, which implies a conversion price of USD 10.28 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 0.5% note upon the occurrence of certain events.  In the year ended December 31, 2021 and 2020, Transocean Inc. made a distribution of USD 29 million and USD 162 million, respectively, equivalent to approximately CHF 27 million and CHF 148 million, respectively, in satisfaction of amounts due under the 0.5% note.  At December 31, 2021 and 2020, the outstanding principal amount of the 0.5% note was USD 140 million and USD 463 million, respectively, equivalent to approximately CHF 128 million and CHF 409 million, respectively.

General and administrative services—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  In the years ended December 31, 2021 and 2020, we recognized such costs of less than CHF 1 million, recorded in general and administrative costs and expenses.